IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS
ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS
ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND
SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN
SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the Offered  Certificates,  supersedes information  contained in any prior  similar  term sheet,  the term sheet  supplement  and any other free  writing  prospectus  relating to those
Offered Certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any state where such offer, solicitation or sale is not permitted.

November 29, 2006

Important notice about information presented in any final term sheet for any class of Offered Certificates, the term sheet supplement and the related base prospectus with respect to the Offered Certificates

We provide information to you about the Offered Certificates in three or more separate documents that provide progressively more detail:

         •        the related base prospectus,  dated October 26, 2006, which provides  general  information,  some of which may not apply to the
                  Offered Certificates;

         •        the term sheet  supplement,  dated November 2, 2006, which provides  general  information  about series of certificates  issued pursuant to the depositor’s QH program, some of which may not apply to the Offered Certificates; and

         •        this term sheet,  which  describes  terms  applicable to the classes of Offered  Certificates  described  herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet provides a very general  overview of certain terms of the Offered  Certificates  and does not contain all of the information that you should consider in making your investment decision.  To understand all of the terms of a class of the Offered  Certificates,  you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The information in this term sheet,  if conveyed prior to the time of your  contractual  commitment to purchase any of the Offered  Certificates, supersedes  any  information  contained in any prior similar  materials  relating to such  certificates.  The  information  in this term sheet is preliminary,  and is subject to  completion or change.  This term sheet is being  delivered to you solely to provide you with  information  about the offering of the  certificates  referred to in this term sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.
Any such offer to purchase  made by you will not be accepted  and will not  constitute  a  contractual  commitment  by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred to in these  materials  are being sold when,  as and if issued.  The issuing  entity is not  obligated  to issue such certificates  or any similar  security and the  underwriter’s  obligation to deliver such  certificates is subject to the terms and conditions of the underwriting  agreement with the issuing entity and the availability of such certificates  when, as and if issued by the issuing entity.  You are advised that the terms of the Offered  Certificates,  and the  characteristics of the mortgage loan pool backing them, may change (due, among other things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage loans may be added to the pool, and that one or more classes of  certificates  may be split,  combined or eliminated),  at any time prior to issuance or  availability  of a final  prospectus.  You are advised that  certificates  may not be issued that have the  characteristics  described in these  materials.  The  underwriter’s  obligation to sell such  certificates to you is conditioned on the mortgage loans and certificates  having the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such  certificates,  the  underwriter  will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the certificates  which you have committed to purchase,  and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing entity of the  certificates or any of its affiliates  prepared,  provided,  approved or verified any statistical or numerical information  presented  herein,  although  that  information  may be based in part on loan  level  data  provided  by the  issuing  entity or its affiliates.

Risk Factors

The  Offered  Certificates  are not  suitable  investments  for all  investors.  In  particular,  you  should not  purchase  any class of Offered
Certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class. The Offered  Certificates are complex  securities.  You should  possess,  either  alone or together  with an  investment  advisor,  the  expertise  necessary  to evaluate  the information  contained in this term sheet, the term sheet supplement and the related base prospectus for the Offered  Certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the applicable risk factors in connection  with the  purchase  of any class of the  Offered  Certificates  listed in the  section  entitled  "Risk  Factors"  in the term  sheet supplement.

                                                Structural and Collateral Term Sheet                     November 21, 2006

                                            $337,933,000 (approximate) of Offered Certificates
                                                          RALI 2006-QH1 Trust - Issuer
                                                  Residential Accredit Loans, Inc. - Depositor
                                        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QH1

Description of the Offered Certificates

---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
                    Approximate                              Expected
                    Certificate                               Credit                                    Estimated
                     Principal        Expected Ratings      Enhancement    Initial Pass-Through Rate    Avg. Life   Principal Payment
 Certificates     Balance ($) (1)    (Moody’s/S&P/DBRS)    Percentage(2)              (3)               (yrs) (4)       Window (4)
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      A-1              192,035,000       Aaa/AAA/AAA          43.60%              LIBOR + [ ]%             3.26        12/06-05/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      A-2               80,014,000       Aaa/AAA/AAA          20.10%              LIBOR + [ ]%             3.26        12/06-05/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      A-3               48,009,000       Aaa/AAA/AAA           6.00%              LIBOR + [ ]%             3.26        12/06-05/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      M-1                8,342,000        Aa2/AA/AA            3.55%              LIBOR + [ ]%             6.11        06/10-05/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      M-2                4,426,000         A2/A/A              2.25%              LIBOR + [ ]%             6.10        06/10-05/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      M-3                1,703,000     Baa1/A-/A (low)         1.75%              LIBOR + [ ]%             5.93        06/10-01/15
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      M-4                1,702,000      Baa2/BBB/BBB           1.25%              LIBOR + [ ]%             5.63        06/10-02/14
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------
      M-5                1,702,000    Baa3/NR/BBB (low)        0.75%              LIBOR + [ ]%             5.28        06/10-12/12
---------------- ------------------ ---------------------- -------------- ----------------------------- ----------- -------------------

(1)      The Certificate  Principal  Balances are based on scheduled  balances of the Mortgage Loans as of the Cut-Off Date and are subject to an aggregate +/- 10% variance on the Certificates.
(2)      Includes fully funded  overcollateralization  of  approximately  0.75%.  The Class A-1 and Class A-2  Certificates  will each be a super senior class. The Class A-2 Certificates will be entitled to additional  credit support from the Class A-3 Certificates,  and the Class
         A-1 Certificates will be entitled to additional credit support from the Class A-2 and Class A-3 Certificates.
(3)      The  Pass-Through  Rates for the Class A-1,  Class A-2 and Class A-3  Certificates  will be  adjustable  rates equal to the least of (i)
         one-month LIBOR plus the related margin (which margin will be multiplied by 2.0 after the first possible  Optional  Cleanup Call Date);
         (ii) the Net Rate Cap (as defined herein) for that  Distribution  Date; and (iii) a maximum rate of 10.00% per annum (or in the case of the Class A-3  Certificates,  a maximum rate of 11.50% per annum).  The  Pass-Through  Rates for the Class M  Certificates  (as defined herein) will be  adjustable  rates equal to the least of (i) one-month  LIBOR plus the related  margin (which margin will be multiplied by 1.5 after the first possible  Optional  Cleanup Call Date);  (ii) the Net Rate Cap (as defined herein) for that  Distribution  Date;
         and (iii) a maximum rate of 10.00% per annum..
(4)      Assuming 25% CPR (the “Pricing Prepayment Assumption”) and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)
----------------------------------------------------------- ----------------------
                                                                  Aggregate
----------------------------------------------------------- ----------------------
Aggregate Principal Balance:                                       $  340,487,638
----------------------------------------------------------- ----------------------
Average Loan Balance:                                              $      389,129
----------------------------------------------------------- ----------------------
Number of Loans:                                                              875
----------------------------------------------------------- ----------------------
Weighted Average Months to Roll:                                               59
----------------------------------------------------------- ----------------------
Weighted Average Term to Maturity:                                            359
----------------------------------------------------------- ----------------------
Gross WAC:                                                                  7.39%
----------------------------------------------------------- ----------------------
Weighted Average Expense Rate :                                            0.425%
----------------------------------------------------------- ----------------------
Net WAC:                                                                    6.97%
----------------------------------------------------------- ----------------------
Minimum Coupon:                                                             6.13%
----------------------------------------------------------- ----------------------
Maximum Coupon:                                                             8.38%
----------------------------------------------------------- ----------------------
Maximum Rate:                                                               9.95%
----------------------------------------------------------- ----------------------
Weighted Average Gross Margin:                                              2.25%
----------------------------------------------------------- ----------------------
Weighted Average Net Margin:                                                1.83%
----------------------------------------------------------- ----------------------
Weighted Average Minimum Payment Percent:                                   2.28%
----------------------------------------------------------- ----------------------
Prepayment Penalties:                                                      86.78%
----------------------------------------------------------- ----------------------
One Year Hard Prepayment Penalties:                                        20.52%
----------------------------------------------------------- ----------------------
Three Year Hard Prepayment Penalties:                                      55.90%
----------------------------------------------------------- ----------------------
One-Month LIBOR Indexed Percent:                                            4.17%
----------------------------------------------------------- ----------------------
One-Year MTA Indexed Percent:                                              95.83%
----------------------------------------------------------- ----------------------
Weighted Average FICO:                                                        713
----------------------------------------------------------- ----------------------
Cash Out Refinance Percent:                                                54.09%
----------------------------------------------------------- ----------------------
StateplaceCalifornia Percent:                                              69.80%
----------------------------------------------------------- ----------------------
Primary Residence Percent:                                                 94.15%
----------------------------------------------------------- ----------------------
Single Family and PUD Percent:                                             93.77%
----------------------------------------------------------- ----------------------
Single Largest Zip Code Percent:                                            0.84%
----------------------------------------------------------- ----------------------
Largest Individual Loan Balance:                                    $   1,506,115
----------------------------------------------------------- ----------------------
Weighted Original Loan-to-Value Ratio:                                     73.95%
----------------------------------------------------------- ----------------------
Weighted Combined Loan-to-Value Ratio:                                     77.44%
----------------------------------------------------------- ----------------------
----------------------------------------------------------- ----------------------
Final Maturity Date:                                                    11/1/2036
----------------------------------------------------------- ----------------------
(1)      All percentages calculated herein are percentages of scheduled principal balances as of the Cut-Off Date.

Features of the Transaction

□      Offering  consists of  certificates  totaling  approximately  $337,933,000,  subject to a +/- 10%  variance,  of which  approximately  $
     320,058,000, subject to a +/- 10% variance will be rated Aaa/AAA/AAA by Moody’s, S&P and DBRS, respectively.
□      The expected  amount of credit  support for the Class A-1  Certificates  will be  approximately  43.60% (+/-  0.50%),  for the Class A-2
     Certificates  will be approximately  20.10% (+/- 0.50%),  for the Class A-3 Certificates  will be approximately  6.00% (+/- 0.50%),  for the
     Class M-1 Certificates  will be approximately  3.55% (+/- 0.50%),  for the Class M-2 Certificates  will be approximately  2.25% (+/- 0.50%), for the Class M-3 Certificates  will be approximately  1.75% (+/- 0.50%),  for the Class M-4 Certificates  will be approximately  1.25% (+/-
     0.50%), for the Class M-5 Certificates will be approximately 0.75% (+/- 0.50%).
□      The collateral is expected to consist primarily of 30-year  adjustable-rate  negative amortization mortgage loans secured by first liens on one- to four-family  residential  properties  acquired by Residential  Funding  Company,  LLC. The mortgage rate on each mortgage loan is adjustable,  after a specified  period  after  origination  during  which the  mortgage  rate is fixed,  based on the  One-Year MTA index or one-month LIBOR index. The initial fixed rate period for all mortgage loans will be five years.

Time Table

Cut-Off Date:           November 1, 2006
Settlement Date:        November 29, 2006
Distribution Date:      25th of each month or the next business day if such day is not a business day.
First Distribution Date:December 26, 2006
Assumed Final           The distribution date occurring in December 2036.  The actual final distribution date could be
Distribution Date:      substantially earlier.

Key Terms

Issuer:                 RALI Series 2006-QH1 Trust
Depositor:              Residential Accredit Loans, Inc.
Master Servicer:        Residential Funding Company, LLC
Trustee:                Deutsche Bank Trust Company country-regionplaceAmericas
Supplemental Interest   Deutsche Bank Trust Company country-regionplaceAmericas
Trust Trustee:
Certificate Guaranty    The certificate  guaranty  insurance policy will be issued with respect to the Class A-3  Certificates.
Insurance Policy :      The Insurer will,  subject to the limitations set forth in the last paragraph of the description of the
                        Insurance Policy below,  unconditionally and irrevocably  guarantee timely payments of interest and the full payment of  principal  on the final  maturity  date of the Class A-3  Certificates  and will cover realized losses allocable to the Class A-3 Certificates.
Insurer                 Ambac Assurance Corporation (see Appendix C)
Significant Servicers:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        HomeComings Financial, LLC, a wholly-owned subsidiary of the Master Servicer.
Yield Maintenance
Agreement Provider:     TBD

Rating Agencies:        Moody’s Investor Services,  Inc., Standard & Poor’s, a division of the McGraw Hill Companies,  Inc, and
                        Dominion Bond Rating Service Limited
Type of Issuance:       Public for all the Offered Certificates.
Offered Certificates:   Class A and Class M Certificates
Class A Certificates:   Class A-1, Class A-2 and Class A-3 Certificates
Class M Certificates:   Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
LIBOR Certificates:     Class A and Class M Certificates
Servicer Advancing:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.
Delay Days:             0 day delay on the LIBOR Certificates
Prepayment Period:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.
Day Count:              Actual/360 basis for the LIBOR Certificates
Interest Accrual Period:For the LIBOR Certificates from the prior Distribution Date to the day prior to the current
                        Distribution Date except for the initial accrual period for which interest will accrue from the
                        Closing Date.
Compensating Interest:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer’s servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          • 0.125% multiplied by
                                          • one-twelfth multiplied by
                                          • the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment      A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25% per annum of the then
Assumption:             outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
Collateral Description: As of November 1, 2006, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $340,487,638.  The mortgage rates for the Mortgage Loans are initially fixed for five years after origination.  At the end of the fixed period, each mortgage rate will adjust monthly based on the Mortgage Index plus the respective margin subject to lifetime caps. All loans are subject to negative amortization for the first ten years given that the minimum payment due is based on an interest rate less than the mortgage rate on the loan.

                        For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to an adjustment after the 5th year from origination of the loan and annually thereafter until the loan is recast. Recast will occur at the end of 10 years or earlier if the maximum negative amortization cap of 110% or 115% is reached. When adjusted, the minimum payment change will be limited to no more than 7.5% of the previous payment amount. This payment may result in deferred interest which is added to the outstanding principal balance. This may also be referred to as negative amortization.

                        On each Distribution Date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above.  Those payment options will include (i) interest only payment; (ii) full amortization payment - the amount necessary to pay the loan off (including all principal and interest) on the maturity date in substantially equal installments at the interest rate effective during the preceding month; and (iii)
                        accelerated payment - the amount necessary to pay the loan off (including all principal and interest)
                        within a fifteen (15) year period from the first payment due date in substantially equal installments at the interest rate effective during the preceding month. Those payment options will only be available to the borrower until the loan is recast. If the loan recasts prior to year 10 because it has reached its maximum negative amortization cap, three payment options will be available until the loan reaches its 10th year. These three payment options include (i) interest only payment; (ii) full amortization payment; and (iii) accelerated payment.
The Mortgage Loans:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  The  mortgage  rates for the loans are fixed for the first five  years  after origination,  thereafter  each mortgage rate will adjust  monthly based the  respective  Mortgage Index plus  the  related  margin  subject  to  lifetime  caps if any.  All  loans  are  subject  to  negative amortization.
Expense Rate:           The “Expense  Rate” is comprised of primary  servicing  fees and a master  servicing  fee. The weighted average Expense Rate will be equal to approximately 0.425% per annum.
Insurer Premium Rate:   .08% per annum based on the certificate principal balance of the Class A-3 Certificates.
Certificate Guaranty    The Insurer will issue a certificate guaranty insurance policy (the "Policy") for the benefit of the
Insurance Policy        Class A-3 Certificates.  The Policy will unconditionally gurarantee payment of (i) accrued and unpaid interest on the Class A-3 Certificates for each Distribution Date calculated at the Pass-Through Rate,
                        (ii) the outstanding principal balance of the Class A-3 Certificates on their final scheduled distribution date and (iii) any realized losses allocable to the Class A-3 Certificates on each
                        Distribution Date.

                        On each Distribution Date, the trustee will determine (a) whether available funds are sufficient to pay accrued and unpaid interest on the Class A-3 Certificates and, in the case of the final scheduled distribution date for the Class A-3 Certificates, to pay the outstanding principal balance of the
                        Class A-3 Certificates and (b) whether any realized losses are allocable to the Class A-3
                        Certificates, and will make any required draws on the Policy.

                        If for any reason the Insurer does not make payments as required under the Policy, the holders of the
                        Class A-3 Certificates may suffer a loss.

                        The Policy does not cover Basis Risk Shortfalls,  Prepayment Interest Shortfalls, Interest Carryforward
                        Amounts due to Deferred Interest, or Relief Act Shortfalls.
Optional Clean Up Call: Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.
Tax Treatment:          It is  anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests for tax purposes.
ERISA Eligibility:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions,  after termination of the Supplemental  Interest Trust which holds  the  yield  maintenance  agreements.  Prior  to that  time,  plans  may  invest  in the  Offered
                        Certificates  if they meet the  requirements  of an  investor-based  exemption.  Prospective  investors should review with their own legal advisors as to whether the purchase and holding of the  Certificates could give rise to a transaction  prohibited or not otherwise  permissible under ERISA, Section 4975 of the Code or other similar laws.
SMMEA Eligibility:      It is expected that the Class A  Certificates  and Class M-1  Certificates  will  constitute  "mortgage related  securities"  for  purposes  of SMMEA and the Class  M-2,  Class  M-3,  Class M-4 and Class M-5
                        Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:   $100,000 for the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.
Delivery:               DTC

Structure of the Offered Certificates

       Credit Enhancement:           The credit  enhancement  provided  for the  Certificates  in the form of net  monthly  excess  cashflow, subordination, overcollateralization, and with respect to the Class A-3 Certificates, the Policy.

       Negative Amortization         In the event that the minimum payment made by the borrower does not cover the full interest required as per the mortgage rate, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the “Deferred Interest”).
                                     The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

               Accrued Certificate          For any Distribution Date and each class of Offered Certificates,  equals the amount of interest accrued
               Interest:                    during the related  Interest Accrual Period on the related  Certificate  Principal  Balance  immediately prior to such Distribution Date (or the Closing Date in the case of the first  Distribution Date) at the related  pass-through  rate,  as  reduced  by any  prepayment  interest  shortfalls  and any  shortfalls resulting from the  application of the  Servicemembers  Civil Relief Act (or any similar state statutes)
                                            and reduced by any Net Deferred Interest allocated to that class.

               Principal Prepayment         The principal portion of all partial and full prepayments received during the related prepayment period.

               Net Monthly Excess           With respect to any  Distribution  Date,  an amount equal to the sum of (x) the excess of the  available
               Cashflow:                    distribution amount for that Distribution Date over the sum of (a) the interest  distribution amount for the  certificates  on  that  Distribution  Date  and  (b)  the  Principal  Remittance  Amount  for  that
                                            Distribution  Date, and (y) the  Overcollateralization  Reduction  Amount, if any, for that Distribution
                                            Date.

               Required                     For any  Distribution  Date (i) prior to the Stepdown  Date,  an amount equal to 0.75% of the  aggregate
               Overcollateralization        stated  principal  balance of the Mortgage  Loans as of the Cut-off Date,  (ii) on or after the Stepdown
               Amount:                      Date but prior to the Distribution Date in December 2012 provided a Trigger Event is not in effect,  the greater of (x) 1.875% of the then current aggregate  outstanding principal balance of the Mortgage Loans
                                            after  giving   effect  to   distributions   to  be  made  on  that   Distribution   Date  and  (y)  the
                                            Overcollateralization  Floor,  (iii) on or after the Stepdown Date and on or after the Distribution Date in  December  2012  provided  a Trigger  Event is not in  effect,  the  greater of (x) 1.50% of the then current  aggregate  outstanding  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date and (y) the  Overcollateralization  Floor, or (iv) on
                                            or after the Stepdown Date if a Trigger Event is in effect,  the Required  Overcollateralization  Amount for the immediately  preceding  Distribution  Date. The initial  Required  Overcollateralization  Amount will be fully funded on the Closing Date.

               Overcollateralization        An amount equal to 0.50% of the  aggregate  principal  balance of the  Mortgage  Loans as of the Cut-Off
               Floor:                       Date, or approximately $1,702,438.

               Excess                       With respect to any Distribution Date, the excess, if any, of the  Overcollateralization  Amount on that
               Overcollateralization        Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
               Amount:

               Overcollateralization        With  respect to any  Distribution  Date,  the excess,  if any, of (a) the  aggregate  stated  principal
               Amount:                      balance of the Mortgage  Loans before  giving  effect to  distributions  of principal to be made on that
                                            Distribution Date, over (b) the aggregate  certificate principal balance of the Class A Certificates and
                                            Class  M  Certificates  before  taking  into  account  distributions  of  principal  to be  made on that
                                            Distribution  Date and (c) the  aggregate  amount of Interest  Carryforward  Amounts,  if any,  that are payable to any Class A Certificates and Class M Certificates as a result of Net Deferred Interest.

               Overcollateralization        With  respect to any  Distribution  Date,  an amount  equal to the lesser of (i) the Net Monthly  Excess
               Increase Amount:             Cashflow for that  Distribution  Date (to the extent not used to cover  losses) and (ii) the excess,  if any,  of (x)  the  Required  Overcollateralization  Amount  for  that  Distribution  Date  over  (y) the
                                            Overcollateralization Amount for that Distribution Date.

               Net Deferred Interest:       The excess if any of the Deferred Interest on Mortgage Loans over principal prepayments.

              Overcollateralization         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would
              Reduction Amount:             be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that
                                            Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

              Stepdown Date:               The earlier to occur of (A) the Distribution  Date following the Distribution  Date on which the Class A
                                           Certificates  have  been  reduced  to zero  and (B) the  later to  occur  of (x) the  Distribution  Date occurring  in  December  2009 and (y) the  first  Distribution  Date on  which  the  Senior  Enhancement
                                           Percentage  is  equal  to or  greater  than  approximately  (a) on any  Distribution  Date  prior to the
                                           Distribution  Date  in  December  2012,  15.00%  and  (b) on  any  Distribution  Date  on or  after  the
                                           Distribution Date in December 2012, 12.00%.

              Senior Enhancement           On any Distribution Date, the Senior Enhancement  Percentage will be equal to a fraction,  the numerator
              Percentage:                  of which is the sum of (x) the  aggregate  certificate  principal  balance  of the Class M  Certificates immediately prior to that Distribution Date and (y) the  Overcollateralization  Amount immediately prior to that  Distribution  Date, and the denominator of which is the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

              The Yield Maintenance        The LIBOR Certificates will have the benefit of a yield maintenance agreement . On or prior to the
              Agreement:                   related yield maintenance agreement termination date, amounts payable under the yield maintenance agreement will equal the product of (i) the excess (if any) of (x) the lesser of (a) one-month LIBOR
                                           (as calculated by the Yield Maintenance Agreement Provider for the interest accrual period related to that distribution date) and (b) 10.00% over (y) the related strike rate, (ii) the lesser of (x) the yield maintenance agreement notional balance for that Distribution Date and (y) the aggregate certificate principal balance of the LIBOR Certificates immediately prior to that Distribution Date and
                                           (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360. Any payment received from the Yield Maintenance Agreement
                                           Provider will be used to cover any unpaid realized loss amounts on the LIBOR Certificates, basis risk shortfalls and Interest Carryforward Amounts on the LIBOR Certificates and to restore and maintain overcollateralization at the required level. (See Appendix A for The Yield Maintenance Agreement
                                           Notional Amount Amortization Schedule details).

                                           On each Distribution Date, the Supplemental Interest Trust Trustee will distribute all amounts received under this yield maintenance agreement as follows:
                                           (i)      to the  LIBOR  certificateholders,  to  pay  interest  according  to  “Interest  Distributions”
                                                    section, to the extent unpaid from other available funds,
                                           (ii)     to the  LIBOR  certificateholders,  to  pay  principal  according  to  the  section  "Principal
                                                    Payments" but only to the extent necessary to cause the  overcollateralization to be maintained or restored by covering  current period or prior period  Realized Losses (prior to distribution of any amounts due) and Interest Carryforward Amounts,
                                           (iii)    to  the  LIBOR  certificateholders,  to  pay  Interest  Carryforward  Amounts  and  Basis  Risk
                                                    Shortfalls  according to the section “Net Monthly Excess  Distributions”  to the extent unpaid,
                                                    and
                                           (iv)     to the holders of the Class SB Certificates  (or such other entity or account,  as described in the pooling and servicing agreement, any remaining amounts.

              Class A-3 Certificate        The Class A-3 Certificates will have the benefit of a yield maintenance agreement on or prior to the
              Yield Maintenance            related yield maintenance agreement termination date, amounts payable under this Class A-3 Certificate
              Agreement:                   Yield Maintenance Agreement will equal the product of (i) the excess (if any) of (x) the lesser of (a)
                                           one-month LIBOR (as calculated by the Class A-3 Certificate yield maintenance agreement provider for the interest accrual period related to that distribution date) and (b) 11.50% over (y) the related strike rate, (ii) the lesser of (x) the Class A-3 yield maintenance agreement notional balance for that
                                           Distribution Date and (y) the certificate principal balance of the Class A-3 Certificates immediately prior to that Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.  Any payment received from the Class A-3 Certificate yield maintenance agreement provider will be used to cover basis risk shortfalls and Interest Carryforward Amounts on the Class A-3 Certificates.  Any payments received from the Class A-3 Certificate yield maintenance agreement will be applied after taking into account payments received from the Yield Maintenance Agreement. (See Appendix B for Class A-3 Certificate The
                                           Yield Maintenance Agreement Notional Amount Amortization Schedule details).

                                           On each Distribution Date, the Supplemental Interest Trust Trustee will distribute all amounts received under the Class A-3 Certificate yield maintenance agreement as follows:
                                           (i)      to the Class A-3  certificateholders,  to pay interest  according  to “Interest  Distributions”
                                                    section, to the extent unpaid from other available funds,
                                           (ii)     to the Class A-3  certificateholders,  to pay  Interest  Carryforward  Amounts  and Basis  Risk
                                                    Shortfalls  according to the section “Net Monthly Excess  Distributions”  to the extent unpaid,
                                                    and
                                           (iii)    to the holders of the Class SB Certificates  (or such other entity or account,  as described in the pooling and servicing agreement, any remaining amounts.

              Trigger Event:               A Trigger Event is in effect on any Distribution  Date if (i) on that  Distribution  Date the Sixty-Plus
                                           Delinquency  Percentage  equals or exceeds 40% of the prior period’s Senior  Enhancement  Percentage for the Class A Certificates  to be specified in the Prospectus or  (ii) during  such period,  the aggregate amount  of  realized  losses  incurred  since  the  Cut-off  Date  through  the last day of the  related prepayment period divided by the aggregate  scheduled  principal balance of the Mortgage Loans as of the
                                           Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

                       ------------------------------------- --------------------------------------------------------------------------
                               Distribution Date                              Cumulative Realized Loss Percentage:
                       ------------------------------------- --------------------------------------------------------------------------
                       ------------------------------------- --------------------------------------------------------------------------
                           December 2008 - November 2009      0.150% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.171% in January 2009)
                       ------------------------------------- --------------------------------------------------------------------------
                       ------------------------------------- --------------------------------------------------------------------------
                           December 2009 - November 2010      0.400% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.425% in January 2010)
                      -------------------------------------- --------------------------------------------------------------------------
                      -------------------------------------- --------------------------------------------------------------------------
                           December 2010 - November 2011      0.700% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.725% in January 2011)
                      -------------------------------------- --------------------------------------------------------------------------
                      -------------------------------------- --------------------------------------------------------------------------
                           December 2011 - November 2012      1.000% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 1.029% in January 2012)
                       ------------------------------------- --------------------------------------------------------------------------
                       ------------------------------------- --------------------------------------------------------------------------
                           December 2012 - November 2013      1.350% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.363% in January 2013)
                       ------------------------------------- --------------------------------------------------------------------------
                       ------------------------------------- --------------------------------------------------------------------------
                           December 2013 and thereafter                                  1.500%
                       ------------------------------------- --------------------------------------------------------------------------

 Sixty-Plus Delinquency       With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each of
 Percentage:                  the three  Distribution  Dates  ending with such  Distribution  Date,  of the  fraction,  expressed  as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment  of  principal  and  interest  for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:            With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

Net Rate Cap:                 With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                              WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:             With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period,  minus .08% per annum in the case of  the
                              Class A-3 Certificates.

Available Funds Rate:         With  respect  to any  Distribution  Date,  a per annum rate  equal to the  product of (x)  the Interest
                              Remittance  Amount plus full and partial  prepayment  amounts  received on the loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated  principal  balance of the mortgage  loans as of the due date occurring in the month  preceding the month of such  Distribution
                              Date (after giving effect to principal  prepayments in the  prepayment  period related to that prior due date), adjusted to an actual/360 rate.

Interest Remittance Amount:   With respect to any distribution date, the interest received or advanced with respect to the Mortgage
                              Loans, net of the Expense Fee Rate and the Insurer Premium Rate.

Basis Risk Shortfall:         With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on
                              which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) accrued certificate interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate; plus any unpaid Basis Risk
                              Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from
                              Net Monthly Excess Cashflow.

Prepayment Interest           With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest
Shortfall:                    resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.  Any Prepayment Interest Shortfalls not covered by Master Servicing Compensation or Net Monthly Excess Cash Flow and allocated to a class of Offered Certificates will accrue interest at the then applicable pass-through rate on that class of
                              Offered Certificates.

Relief Act Shortfalls:        With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under “Net
                              Monthly Excess Cashflow Distributions.”  Any Relief Act Shortfalls allocated to the Offered
                              Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid.
                              Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution         With respect to any  Distribution  Date and the Offered  Certificates,  the  aggregate  amount of Accrued
Amount:                       Certificate  Interest for that Distribution Date plus any Accrued  Certificate  Interest remaining unpaid from any prior Distribution Date,  together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates

Interest Carryforward         With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) the excess,
Amount:                       if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such
                              Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and
                              (b) interest on the amount calculated pursuant to clause (a).

Interest Distributions:       On each Distribution Date, accrued and unpaid interest (less prepayment  interest  shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls) will be paid to the holders of Class A Certificates  and Class M Certificates to the extent of the available  distribution  amount as described in the term sheet supplement  (after payment of the master  servicing,  primary-servicing  fees and payment of the Insurer Premium) in the following order of priority:

                              1.       To the Class A Certificates, pro rata;
                              2.       To the Insurer for any  reimbursement  amounts owed with respect to draws made under the Policy with respect to interest;
                              3.       To the Class M-1 Certificates;
                              4.       To the Class M-2 Certificates;
                              5.       To the Class M-3 Certificates;
                              6.       To the Class M-4 Certificates; and
                              7.       To the Class M-5 Certificates.

Principal Payments:           The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                              the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal
                              Balances have been reduced to zero; then to the Insurer for any  reimbursement amounts owed with respect to draws made under the Policy with respect to principal,.

                              The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments before the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                              On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class M-1
                              Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2
                              Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal Distribution
                              Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to the Class M-5
                              Certificates, the Class M-5 Principal Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution        With respect to any distribution date, the lesser of (a) the excess of (i) the available distribution
Amount:                       amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                              1.       the  principal  portion of all scheduled  monthly  payments on the mortgage  loans  received or advanced with respect to the related due period;

                              2.       the principal  portion of all proceeds of the repurchase of Mortgage Loans,  or, in the case of a substitution,  amounts representing a principal adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                              3.       the  principal  portion of all other  unscheduled  collections  received on the mortgage  loans during  the  preceding  calendar  month  other  than  Subsequent  Recoveries, including, without limitation,  Insurance Proceeds, Liquidation Proceeds and, except to the extent applied to offset  Deferred  Interest,  full and partial
                                                Principal  Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding  month or, in the case of Principal  Prepayments in full, during the related Prepayment Period;

                              4.       the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  distribution  date and (b) the principal  portion of any Realized  Losses  incurred,  or deemed to have been incurred,  on  any  mortgage  loans  in the  calendar  month  preceding  that distribution  date to the  extent  covered  by  Excess  Cash  Flow  for  that
                                                distribution   date  as  described   under  “Net  Monthly  Excess  Cash  Flow
                                                Distributions”;

                              5.       the lesser of (a) the Net Monthly  Excess Cash Flow for that  distribution  date, to the extent not used pursuant to clause (4) above on such distribution  date, and (b) the principal  portion of any Realized  Losses  allocated to any class of Offered
                                                Certificates  on a prior  distribution  date  and  remaining  unpaid,  to the extent  covered  by  Subsequent  Recoveries  for  that  distribution  date as described under “Net Monthly Excess Cash Flow Distributions”; and

                              6.       the lesser of (a) the Net Monthly  Excess Cash Flow for that  distribution  date, to the extent not used  pursuant  to clauses (4) and (5) above on such  distribution  date, and (b) the  amount of any  Overcollateralization  Increase  Amount  for that distribution date;

                                                minus

                              7.       the amount of any Overcollateralization Reduction Amount for that distribution date; and

                              8.       any  related  Capitalization  Reimbursement  Amount  as  further  defined  in  the  Term  Sheet
                                                Supplement for this transaction.

                              In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the Offered Certificates.

Principal Remittance Amount:  For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;
                              (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

Class A Principal             With respect to any Distribution Date:
Distribution Amount:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 85.000% for any
                                   Distribution Date prior to the Distribution Date in December 2012 and 88.000%  for any
                                   Distribution Date on or after the Distribution Date in December 2012 and (2) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Class M-1 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over
                                   (b) the lesser of (x) the product of (1) 91.125% for any Distribution Date prior to the
                                   Distribution Date in December 2012 and 92.900% for any Distribution Date on or after the
                                   Distribution Date in December 2012 and (2) the aggregate stated principal balance of the Mortgage
                                   Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal             With respect to any Distribution Date:
Distribution Amount:
                               1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount, or
                               2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
                                    Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution
                                    Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 94.375% for any
                                    Distribution Date prior to the Distribution Date in December 2012 and 95.500% for any
                                    Distribution Date on or after the Distribution Date in December 2012 and (2) the aggregate stated
                                    principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                    Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                    Overcollateralization Floor.

Class M-3 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                                   Amount, and Class M-2 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1)
                                   the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates
                                   (after taking into account the payment of the Class A Principal Distribution Amount,  the Class
                                   M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that
                                   Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.625%
                                   for any Distribution Date prior to the Distribution Date in December 2012 and 96.500% for any
                                   Distribution Date on or after the Distribution Date in December 2012 and (2) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Class M-4 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution
                                   Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of
                                   (1) 96.875% for any Distribution Date prior to the Distribution Date in December 2012 and 97.500%
                                   for any Distribution Date on or after the Distribution Date in December 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Class M-5 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class
                                   M-4 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the
                                   Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                                   Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                                   Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that
                                   Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 98.125%
                                   for any Distribution Date prior to the Distribution Date in December 2012 and 98.500% for any
                                   Distribution Date on or after the Distribution Date in December 2012 and (2) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

Net Monthly Excess Cashflow   On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates
Distributions:                in the following order of priority:

                              1.       To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A
                                   Certificates and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                              2.       As part of the Principal Distribution Amount, to pay to the holders of the Class A
                                   Certificates and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                              3.       To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                              4.       To the Insurer, any accrued and unpaid premium that remains unpaid as of that Distribution
                                   Date;
                              5.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                   Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master
                                   Servicing Compensation on that Distribution Date;
                              6.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest
                                   Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              7.       To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M
                                   Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                              8.       To the holders of the Class A Certificates, pro rata, then to the holders of the Class M
                                   Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                              9.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                   Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                                   Shortfalls occurring in the current interest accrual period;
                              10.      To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class M, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                              11.      To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:         Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                              Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero;
                              fourth, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class A-3 Certificates until the certificate principal balance thereof has been reduced to zero; and ninth, to the Class A-2 Certificates until the certificate principal balance thereof has been reduced to zero. There will be no realized losses allocated to the Class A-1 Certificate.  Any realized losses allocated to the Class A-3 Certificates will be covered by the Policy as described herein.

Appendix A

This transaction will contain a one-month LIBOR interest rate corridor agreement (the “Yield Maintenance Agreement”). The Yield Maintenance
Agreement will have an initial notional amount of approximately $336,364,933, a term of 58 months beginning on the second Distribution Date and a strike rate as detailed in the table below with an upper collar of 10%. The Yield Maintenance Agreement notional amount will be the lesser of
(i) the notional amount as detailed in the amortization schedule table below and (ii) the aggregate certificate principal balance of the
Offered Certificates for such Distribution Date.

The Yield Maintenance Agreement Notional Amount Amortization Schedule

                                                                       Yield Maintenance
 Distribution Period                                                  Agreement Notional
       (months)          Distribution Date      Strike Rate (%)               Amount ($)
          1                  25-Jan-07                 6.4504                336,364,933
          2                  25-Feb-07                 6.4504                334,657,329
          3                  25-Mar-07                 7.1726                332,812,555
          4                  25-Apr-07                 6.4504                330,832,175
          5                  25-May-07                 6.6751                328,717,923
          6                  25-Jun-07                 6.4504                326,471,707
          7                  25-Jul-07                 6.6751                324,095,602
          8                  25-Aug-07                 6.4504                321,591,851
          9                  25-Sep-07                 6.4504                318,962,857
          10                 25-Oct-07                 6.6751                316,211,184
          11                 25-Nov-07                 6.4504                313,339,552
          12                 25-Dec-07                 6.6751                310,350,831
          13                 25-Jan-08                 6.4504                307,248,039
          14                 25-Feb-08                 6.4504                304,034,333
          15                 25-Mar-08                 6.9153                300,713,010
          16                 25-Apr-08                 6.4504                297,287,496
          17                 25-May-08                 6.6751                293,761,342
          18                 25-Jun-08                 6.4504                290,138,220
          19                 25-Jul-08                 6.6751                286,421,911
          20                 25-Aug-08                 6.4504                282,616,307
          21                 25-Sep-08                 6.4504                278,725,395
          22                 25-Oct-08                 6.6751                274,753,256
          23                 25-Nov-08                 6.4505                270,704,057
          24                 25-Dec-08                 6.6751                266,582,041
          25                 25-Jan-09                 6.4505                262,391,519
          26                 25-Feb-09                 6.4505                258,136,868
          27                 25-Mar-09                 7.1727                253,822,516
          28                 25-Apr-09                 6.4505                249,452,938
          29                 25-May-09                 6.6752                245,032,647
          30                 25-Jun-09                 6.4505                240,566,185
          31                 25-Jul-09                 6.6752                236,058,118
          32                 25-Aug-09                 6.4505                231,513,022
          33                 25-Sep-09                 6.4505                226,935,480
          34                 25-Oct-09                 6.6752                222,329,243
          35                 25-Nov-09                 6.4505                217,699,741
          36                 25-Dec-09                 6.6752                213,051,522
          37                 25-Jan-10                 6.4505                208,503,351
          38                 25-Feb-10                 6.4505                204,053,035
          39                 25-Mar-10                 7.1727                199,698,432
          40                 25-Apr-10                 6.4505                195,437,445
          41                 25-May-10                 6.6752                191,268,026
          42                 25-Jun-10                 6.4505                187,188,171
          43                 25-Jul-10                 6.6752                183,195,921
          44                 25-Aug-10                 6.4505                179,288,647
          45                 25-Sep-10                 6.4505                175,465,219
          46                 25-Oct-10                 6.6752                171,723,806
          47                 25-Nov-10                 6.4505                168,062,616
          48                 25-Dec-10                 6.6752                164,479,897
          49                 25-Jan-11                 6.4506                160,973,539
          50                 25-Feb-11                 6.4506                157,542,281
          51                 25-Mar-11                 7.1728                154,180,502
          52                 25-Apr-11                 6.4506                150,889,598
          53                 25-May-11                 6.6752                147,441,507
          54                 25-Jun-11                 6.4505                144,018,374
          55                 25-Jul-11                 6.6751                140,584,970
          56                 25-Aug-11                 6.4504                137,194,242
          57                 25-Sep-11                 6.4504                133,883,834
          58                 25-Oct-11                 6.6769                130,707,899
          59                 25-Nov-11                     -                           -

Appendix B

This transaction will contain a one-month LIBOR interest rate corridor agreement (the “Class A-3 Certificate Yield Maintenance Agreement”). The
Class A-3 Certificate Yield Maintenance Agreement will have an initial notional amount of approximately $47,773,788, a term of 58 months beginning on the second Distribution Date and a strike rate as detailed in the table below with an upper collar of 11.5%. The Class A-3
Certificate Yield Maintenance Agreement notional amount will be the lesser of (i) the notional amount as detailed in the amortization schedule table below and (ii) the certificate principal balance of the Class A-3 Certificate for such Distribution Date.

The Class A-3 Certificate Yield Maintenance Agreement Notional Amount Amortization Schedule

                                                                       Yield Maintenance
 Distribution Period                                                  Agreement Notional
       (months)          Distribution Date      Strike Rate (%)               Amount ($)
          1                  25-Jan-07              10.0000                   47,773,788
          2                  25-Feb-07              10.0000                   47,517,646
          3                  25-Mar-07              10.0000                   47,240,928
          4                  25-Apr-07              10.0000                   46,943,870
          5                  25-May-07              10.0000                   46,626,730
          6                  25-Jun-07              10.0000                   46,289,795
          7                  25-Jul-07              10.0000                   45,933,377
          8                  25-Aug-07              10.0000                   45,557,812
          9                  25-Sep-07              10.0000                   45,163,461
          10                 25-Oct-07              10.0000                   44,750,707
          11                 25-Nov-07              10.0000                   44,319,960
          12                 25-Dec-07              10.0000                   43,871,649
          13                 25-Jan-08              10.0000                   43,406,227
          14                 25-Feb-08              10.0000                   42,924,168
          15                 25-Mar-08              10.0000                   42,425,967
          16                 25-Apr-08              10.0000                   41,912,136
          17                 25-May-08              10.0000                   41,383,210
          18                 25-Jun-08              10.0000                   40,839,738
          19                 25-Jul-08              10.0000                   40,282,288
          20                 25-Aug-08              10.0000                   39,711,444
          21                 25-Sep-08              10.0000                   39,127,804
          22                 25-Oct-08              10.0000                   38,531,979
          23                 25-Nov-08              10.0000                   37,924,596
          24                 25-Dec-08              10.0000                   37,306,289
          25                 25-Jan-09              10.0000                   36,677,707
          26                 25-Feb-09              10.0000                   36,039,505
          27                 25-Mar-09              10.0000                   35,392,349
          28                 25-Apr-09              10.0000                   34,736,908
          29                 25-May-09              10.0000                   34,073,860
          30                 25-Jun-09              10.0000                   33,403,887
          31                 25-Jul-09              10.0000                   32,727,672
          32                 25-Aug-09              10.0000                   32,045,904
          33                 25-Sep-09              10.0000                   31,359,268
          34                 25-Oct-09              10.0000                   30,668,328
          35                 25-Nov-09              10.0000                   29,973,898
          36                 25-Dec-09              10.0000                   29,276,661
          37                 25-Jan-10              10.0000                   28,594,431
          38                 25-Feb-10              10.0000                   27,926,880
          39                 25-Mar-10              10.0000                   27,273,685
          40                 25-Apr-10              10.0000                   26,634,533
          41                 25-May-10              10.0000                   26,009,116
          42                 25-Jun-10              10.0000                   25,397,134
          43                 25-Jul-10              10.0000                   24,798,293
          44                 25-Aug-10              10.0000                   24,212,198
          45                 25-Sep-10              10.0000                   23,638,681
          46                 25-Oct-10              10.0000                   23,077,465
          47                 25-Nov-10              10.0000                   22,528,283
          48                 25-Dec-10              10.0000                   21,990,872
          49                 25-Jan-11              10.0000                   21,464,915
          50                 25-Feb-11              10.0000                   20,950,223
          51                 25-Mar-11              10.0000                   20,445,953
          52                 25-Apr-11              10.0000                   19,952,314
          53                 25-May-11              10.0000                   19,435,098
          54                 25-Jun-11              10.0000                   18,921,624
          55                 25-Jul-11              10.0000                   18,406,611
          56                 25-Aug-11              10.0000                   17,897,998
          57                 25-Sep-11              10.0000                   17,401,434
          58                 25-Oct-11              10.0000                   16,983,808
          59                 25-Nov-11                 -                               -

Appendix C

                                                           Ambac Assurance Corporation

General

         Ambac Assurance  Corporation  (“Ambac”) is a leading  financial  guarantee  insurance  company that is primarily engaged in guaranteeing public finance and structured finance  obligations.  Ambac is the successor to the founding financial  guarantee  insurance company,  which wrote the first bond  insurance  policy in 1971.  Ambac is  licensed  to  transact  financial  guarantee  and  surety  business  in all 50 states,  the
StateDistrict of Columbia, the  PlaceTypeCommonwealth of PlaceNamePuerto Rico, the  PlaceTypeplaceTerritory  of PlaceNameGuam and the U.S. Virgin
Islands.  Ambac is subject to the  insurance  laws and  regulations  of the State of  StateplaceWisconsin,  its state of  incorporation,  and the insurance  laws and  regulations  of other  states in which it is licensed to transact  business.  Ambac is a  wholly-owned  subsidiary  of Ambac
Financial Group,  Inc.(“Ambac Financial Group”), a 100% publicly-held  company. Ambac has earned triple-A financial strength ratings from Moody’s
Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Capitalization
         The following table sets forth the  capitalization  of Ambac and  subsidiaries as of December 31, 2004,  December 31, 2005 and September
30, 2006 in conformity with placecountry-regionU. S. generally accepted accounting principles.

                                                  Ambac Assurance Corporation and Subsidiaries

                                                        CONSOLIDATED CAPITALIZATION TABLE

                                                              (Dollars in Millions)

                                             December 31, 2004        December 31, 2005      September 30, 2006
                                                                                                (unaudited)

Unearned premiums......................               $2,783                    $2,966               $3,040
Long -term debt.......................                 1,074                     1,042                1,022
Other liabilities......................                2,199                     2,068                2,076
Total liabilities......................                6,056                     6,076                6,138
Stockholder's equity
  Common stock.........................                   82                        82                   82
  Additional paid-in capital...........                1,233                     1,453                1,476
  Accumulated other comprehensive income                 238                       137                  144
  Retained earnings....................                4,094                     4,499                5,064
Total stockholder's equity.............                5,647                     6,171                6,766
Total liabilities and stockholder's                  $11,703                   $12,247              $12,904
equity.................................

         There has been no material adverse change in the  capitalization  of Ambac and subsidiaries  from September 30, 2006 to the date of this free writing prospectus.

         For additional  financial  information  concerning  Ambac,  please refer to Ambac’s website at  http://www.ambac.com  by clicking on the
Investor  Relations  link,  then  clicking  on the  Financial  Reports  link and then  clicking on the SEC  Documents/Filings  link to access the following documents:  the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31,  2005 and 2004 and for each of the years in the  three-year  period  ended  December 31, 2005,  prepared in  accordance  with U. S.  generally  accepted  accounting principles,  included  in the Annual  Report on Form 10-K of Ambac  Financial  Group,  Inc.  (which was filed with the  Securities  and  Exchange
Commission on March 13, 2006; Commission File No. 1-10777),  the unaudited  consolidated  financial statements of Ambac Assurance Corporation and subsidiaries  as of March 31, 2006 and for the  three-month  periods ended March 31, 2006 and 2005 included in the Quarterly  Report on Form 10-Q of Ambac  Financial  Group,  for the  three-month  period  ended March 31,  2006 (which was filed with the  Commission  on May 10,  2006);  Ambac
Financial  Group’s  Current Report on Form 8-K dated and filed on April 26, 2006;  Ambac  Financial  Group’s Current Report on Form 8-K dated and filed on July 26,  2006;  Ambac  Financial  Group’s  Current  Report on Form 8-K dated July 25, 2006 and filed on July 26,  2006;  the  unaudited consolidated  financial  statements  of Ambac  Assurance  Corporation  and  subsidiaries  as of June 30, 2006 and for the three - and six - month periods ended June 30, 2006 and 2005 included in the Quarterly  Report on Form 10-Q of Ambac Financial  Group,  for the three-month  period ended
June 30, 2006 (which was filed with the Commission on August 9, 2006) as they relate to Ambac  Assurance  Corporation;  Ambac  Financial  Group’s
Current  Report on Form 8-K dated and filed on  October  25,  2006;  and the  unaudited  consolidated  financial  statements  of Ambac  Assurance
Corporation  and  subsidiaries  as of September 30, 2006 and for the three - and nine - month periods ended  September 30, 2006 and 2005 included in the Quarterly  Report on Form 10-Q of Ambac Financial  Group,  for the  three-month  period ended September 30, 2006 (which was filed with the
Commission on November 8, 2006) as they relate to Ambac Assurance  Corporation.  Such financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

         IN THE EVENT THAT THE INSURER WERE TO BECOME  INSOLVENT,  ANY CLAIMS ARISING UNDER THE CERTIFICATE  GUARANTY  INSURANCE  POLICY WOULD BE
EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA.

         Copies of all  information  regarding  Ambac that is  referenced  in this free  writing  prospectus  can be read and copied at the SEC’s website at http://www.sec.gov,  the SEC’s public reference room at 450 Fifth Street, N.W.,  Washington,  D.C. 20549, and the offices of the NYSE,
20 Broad Street,  New York, New York 10005.  Copies of the consolidated  financial  statements of Ambac  referenced  herein and copies of Ambac’s annual  statement  for the year ended  December 31, 2005 prepared on the basis of  accounting  practices  prescribed or permitted by the State of
placeStateWisconsin  Office of the  Commissioner of Insurance,  are available  without charge from Ambac.  The address of Ambac’s  administrative offices and its telephone number are PlaceNameOne PlaceTypeState  PlaceNameStreet  PlaceTypePlaza,  19th Floor, StateNew York, placeStateNew York
10004 and (212) 668-0340.

Goldman, Sachs & Co.                             RALI 2006 QH1 Cut-off -NOV 1, 2006                                                All records

Stats
------------------------
As of Date: 20061101
Count: 875
Current Balance:
$340,487,638.08
AverageCurBal:
$389,128.73
OrigWAC: 7.390
GWAC: 7.390
NetWAC: 6.965
GrossMargin: 2.250
NetMargin: 1.825
FICO: 713
Original LTV: 73.95
% Silent Seconds: 32.77
%CA: 69.80%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.950
Months to Roll: 59
Maximum 1 Zip
Concentration: 0.844%

Prepayment                                                         Net
Penalty                 Count    Balance  Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H   %3H
================= ============ ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
============== == ============ ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
0                         107  45,014,480 13.22   7.434   2.250    1.825     1    722   72.17   0.00   0.00
12                        170  69,860,998 20.52   7.356   2.250    1.825     1    715   74.25   100.00 0.00
24                         87  35,280,423 10.36   7.235   2.250    1.825     1    714   73.78   0.00   0.00
36                        511  190,331,73855.90   7.421   2.250    1.825     1    710   74.30   0.00   100.00
============== == ============ ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================= ============ ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90

                                                                   Net
Original Rate           Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
6.001 -6.250                9  5,428,729   1.59   6.230   2.250    1.825     1    740   71.78   0.00   81.55
6.251 -6.500               28  12,918,051  3.79   6.443   2.250    1.825     1    744   69.77   8.92   65.88
6.501 -6.750               57  25,637,612  7.53   6.697   2.250    1.825     1    729   73.44   26.43  52.32
6.751 -7.000              124  53,360,258 15.67   6.928   2.250    1.825     1    718   70.02   27.46  47.16
7.001 -7.250              112  44,531,510 13.08   7.211   2.250    1.825     1    719   72.95   24.91  43.77
7.251 -7.500              184  69,443,050 20.40   7.452   2.250    1.825     1    716   73.61   17.46  58.75
7.501 -7.750              141  53,504,029 15.71   7.685   2.250    1.825     1    711   76.16   21.35  56.83
7.751 -8.000              131  46,488,240 13.65   7.927   2.250    1.825     1    701   77.05   17.52  59.73
8.001 -8.250               69  22,856,489  6.71   8.164   2.250    1.825     2    681   77.14   19.68  64.20
8.251 -8.500               20  6,319,670   1.86   8.375   2.250    1.825     1    663   77.60   0.00   89.99
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:   6.125
max:   8.375
wa:    7.390

                                                                   Net
Current Rate            Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
6.001 -6.250                9  5,428,729   1.59   6.230   2.250    1.825     1    740   71.78   0.00   81.55
6.251 -6.500               28  12,918,051  3.79   6.443   2.250    1.825     1    744   69.77   8.92   65.88
6.501 -6.750               57  25,637,612  7.53   6.697   2.250    1.825     1    729   73.44   26.43  52.32
6.751 -7.000              124  53,360,258 15.67   6.928   2.250    1.825     1    718   70.02   27.46  47.16
7.001 -7.250              112  44,531,510 13.08   7.211   2.250    1.825     1    719   72.95   24.91  43.77
7.251 -7.500              184  69,443,050 20.40   7.452   2.250    1.825     1    716   73.61   17.46  58.75
7.501 -7.750              141  53,504,029 15.71   7.685   2.250    1.825     1    711   76.16   21.35  56.83
7.751 -8.000              131  46,488,240 13.65   7.927   2.250    1.825     1    701   77.05   17.52  59.73
8.001 -8.250               69  22,856,489  6.71   8.164   2.250    1.825     2    681   77.14   19.68  64.20
8.251 -8.500               20  6,319,670   1.86   8.375   2.250    1.825     1    663   77.60   0.00   89.99
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:   6.125
max:   8.375
wa:    7.390

                                                                   Net
Principal Balance     Count     Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
==================== ========= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
==================== ========= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
50,000.01               5       451,677    0.13   7.576   2.250    1.825     1    724   47.46   20.84  79.16
-100,000.00
100,000.01              36     4,829,876   1.42   7.550   2.250    1.825     1    713   69.44   20.35  63.61
-150,000.00
150,000.01              75     13,227,567  3.88   7.563   2.250    1.825     1    705   72.20   11.51  69.27
-200,000.00
200,000.01             106     23,898,742  7.02   7.528   2.250    1.825     1    707   72.23   20.96  57.40
-250,000.00
250,000.01              53     13,854,718  4.07   7.354   2.250    1.825     1    718   73.79   13.15  66.13
-275,000.00
275,000.01             155     48,278,213 14.18   7.509   2.250    1.825     1    714   75.46   19.46  59.22
-350,000.00
350,000.01              99     36,819,673 10.81   7.519   2.250    1.825     1    710   75.61   14.09  61.40
-400,000.00
400,000.01              88     37,151,540 10.91   7.400   2.250    1.825     1    714   76.01   20.37  58.02
-450,000.00
450,000.01              60     28,326,678  8.32   7.397   2.250    1.825     1    716   75.75   26.62  53.36
-500,000.00
500,000.01              53     27,573,839  8.10   7.263   2.250    1.825     1    707   75.74   22.92  45.11
-550,000.00
550,000.01              40     22,886,243  6.72   7.345   2.250    1.825     1    715   74.94   32.43  52.60
-600,000.00
600,000.01              60     39,063,803 11.47   7.283   2.250    1.825     1    710   74.63   16.97  58.23
-750,000.00
750,000.01              11     8,665,048   2.54   7.503   2.250    1.825     1    708   73.62   27.08  46.03
-850,000.00
850,000.01              13     11,670,294  3.43   7.175   2.250    1.825     1    723   71.88   45.72  38.53
-950,000.00
950,000.01              5      4,875,316   1.43   7.028   2.250    1.825     1    721   68.63   0.00   60.29
-1,000,000.00
1,000,000.01            10     10,504,637  3.09   7.003   2.250    1.825     1    738   62.38   11.25  39.33
-1,250,000.00
1,250,000.01            4      5,400,444   1.59   7.471   2.250    1.825     2    718   63.21   0.00   50.15
-1,500,000.00
1,500,000.01            2      3,009,329   0.88   6.937   2.250    1.825     2    695   65.00   49.95  50.05
-1,750,000.00
==================== ========= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
==================== ========= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                 875     340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
==================== ========= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:         75,000
max:      1,506,115
avg:        389,129

                                                                   Net
Original Term           Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
=============== ============== ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
360                       875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:   360
max:   360
wa:    360

Balloon    Count     Balance      Percent   GWAC    Margin    Net Margin     Age   FICO    LTV   %1H   %3H
N           875    340,487,638     100.00  7.390    2.250       1.825         1    713    73.95 20.52 55.90
Total:      875    340,487,638     100.00  7.390     2.250      1.825         1    713    73.95 20.52 55.90

Original                                                           Net
Amortization Term      Count   Balance    Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
===================== ======= =========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
360.000                   875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:  360
max:  360
wa:   360

                                                                   Net
RemTerm                 Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
=============== ============== ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
356                        15  4,448,900   1.31   7.288   2.250    1.825     4    700   74.05   0.00   87.75
357                        58  21,411,216  6.29   7.323   2.250    1.825     3    713   72.67   28.74  49.77
358                       267  107,811,71631.66   7.440   2.250    1.825     2    715   74.07   21.61  53.05
359                       336  134,388,80339.47   7.414   2.250    1.825     1    711   73.97   21.08  57.53
360                       199  72,427,002 21.27   7.296   2.250    1.825     0    714   74.12   16.68  56.97
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:    356
max:    360
wa:     359

                                                                    Net
Age                    Count   Balance    Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
============== ============== =========== ======= ======= ====== ========= ====== ===== ======= ====== =====
============== ============== =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
0                        199  72,427,002  21.27   7.296   2.250    1.825     0    714   74.12   16.68  56.97
1                        336  134,388,803 39.47   7.414   2.250    1.825     1    711   73.97   21.08  57.53
2                        267  107,811,716 31.66   7.440   2.250    1.825     2    715   74.07   21.61  53.05
3                         58  21,411,216   6.29   7.323   2.250    1.825     3    713   72.67   28.74  49.77
4                         15  4,448,900    1.31   7.288   2.250    1.825     4    700   74.05   0.00   87.75
============== ============== =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
============== ============== =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                   875  340,487,638 100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
============== ============== =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:    0
max:    4
wa:     1

                                                                   Net
States                  Count    Balance  Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
=============== ============== ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
AZ                         40  11,812,753  3.47   7.674   2.250    1.825     1    713   72.12   16.02  47.60
CA                        543  237,646,69569.80   7.351   2.250    1.825     1    713   73.60   22.66  56.83
CO                         11  4,484,696   1.32   7.421   2.250    1.825     1    728   76.83   21.49  47.24
CT                          5  1,339,691   0.39   7.682   2.250    1.825     1    699   74.22   0.00   83.32
DE                          4  1,489,450   0.44   7.492   2.250    1.825     0    734   78.81   0.00   100.00
FL                         90  28,082,492  8.25   7.523   2.250    1.825     1    716   74.50   21.41  53.59
GA                          2    571,902   0.17   7.485   2.250    1.825     1    759   80.00   0.00   100.00
HI                          2    528,434   0.16   7.161   2.250    1.825     0    777   48.26   0.00   100.00
ID                          1     94,131   0.03   7.375   2.250    1.825     1    755   44.00   100.00 0.00
IL                         12  3,003,077   0.88   7.729   2.250    1.825     1    693   73.53   27.66  33.11
KY                          2    384,029   0.11   7.388   2.250    1.825     1    759   85.52   0.00   100.00
MA                          2    697,798   0.20   8.000   2.250    1.825     0    662   80.00   0.00   100.00
MD                         15  4,957,982   1.46   7.557   2.250    1.825     2    699   74.19   0.00   74.17
MI                          4    680,635   0.20   7.302   2.250    1.825     3    715   78.20   0.00   68.21
MN                          4  1,111,614   0.33   7.183   2.250    1.825     1    730   52.19   12.99  13.93
MT                          1    240,000   0.07   6.875   2.250    1.825     0    766   80.00   0.00   100.00
NC                          8  2,402,146   0.71   7.520   2.250    1.825     1    727   80.84   0.00   0.00
NH                          3    795,123   0.23   7.425   2.250    1.825     0    656   76.22   0.00   50.76
NJ                          6  2,025,236   0.59   7.633   2.250    1.825     1    703   74.21   0.00   15.99
NM                          3  1,234,911   0.36   7.116   2.250    1.825     0    721   80.58   0.00   0.00
NV                         31  11,106,925  3.26   7.594   2.250    1.825     1    694   78.15   18.41  79.30
NY                          3  1,418,828   0.42   7.117   2.250    1.825     1    657   68.99   28.08  71.92
OH                          2    323,917   0.10   7.386   2.250    1.825     1    734   92.61   0.00   100.00
OK                          1    295,372   0.09   7.500   2.250    1.825     2    759   95.00   0.00   100.00
OR                         19  5,914,813   1.74   7.179   2.250    1.825     1    723   76.17   7.60   44.64
PA                          5  1,648,195   0.48   7.522   2.250    1.825     1    710   73.03   0.00   64.35
SC                          1    512,400   0.15   7.250   2.250    1.825     0    696   70.00   0.00   0.00
TX                          2    374,287   0.11   7.563   2.250    1.825     0    726   53.31   0.00   27.86
UT                         14  3,217,587   0.94   7.214   2.250    1.825     1    725   77.22   21.62  46.45
VA                          7  2,321,124   0.68   7.109   2.250    1.825     2    745   64.87   0.00   61.56
WA                         32  9,771,394   2.87   7.353   2.250    1.825     2    711   76.38   25.46  43.69
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90

                                                                  Net
Original LTV            Count   Balance   Percent  GWAC   Margin Margin     Age   FICO   LTV     %1H   %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
0.01 -50.00                46  12,328,186  3.62   7.272   2.250    1.825     1    720   41.07   15.87  51.60
50.01 -60.00               58  23,361,269  6.86   7.202   2.250    1.825     1    718   56.13   22.77  47.79
60.01 -70.00              154  66,129,542 19.42   7.184   2.250    1.825     1    713   67.42   19.91  55.92
70.01 -75.00              103  48,880,559 14.36   7.388   2.250    1.825     1    709   74.16   20.35  57.03
75.01 -80.00              456  173,239,56150.88   7.487   2.250    1.825     1    713   79.60   20.95  56.97
80.01 -85.00                7  2,077,067   0.61   7.474   2.250    1.825     1    720   84.06   26.54  49.45
85.01 -90.00               38  10,717,500  3.15   7.613   2.250    1.825     2    706   89.39   19.07  52.97
90.01 -95.00               13  3,753,955   1.10   7.423   2.250    1.825     1    732   94.88   15.65  67.74
================ ============= ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
min: 21.00
max: 95.00
wa: 73.95
sdev: 11.15
median: 79.00

                                                                   Net
Combined LTV            Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
0.01 -50.00                42  10,659,348  3.13   7.265   2.250    1.825     1    722   41.11   18.35  57.73
50.01 -60.00               56  21,903,657  6.43   7.215   2.250    1.825     1    718   55.75   20.30  48.30
60.01 -70.00              137  58,248,528 17.11   7.150   2.250    1.825     1    715   66.48   21.68  55.68
70.01 -75.00               87  39,142,956 11.50   7.395   2.250    1.825     1    713   73.48   17.81  61.05
75.01 -80.00              243  92,640,824 27.21   7.429   2.250    1.825     1    714   79.01   19.98  57.87
80.01 -85.00               30  12,857,909  3.78   7.436   2.250    1.825     1    720   77.86   13.87  56.59
85.01 -90.00              259  98,415,431 28.90   7.538   2.250    1.825     1    706   79.96   21.95  53.70
90.01 -95.00               21  6,618,986   1.94   7.406   2.250    1.825     1    731   87.84   29.66  53.40
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:    21.00
max:    95.00
wa:     77.44

Silent                 Count  Balance    Percent   GWAC   Margin   Net      Age    FICO     LTV    %1H    %3H
Seconds                                                           Margin
  N                      608   228,914,36467.23    7.351   2.250   1.825     1      715    72.44  19.84   57.41
  Y                      267   111,573,27432.77    7.471   2.250   1.825     1      709    77.05  21.92   52.81
Total:                   875  340,487,638100.00    7.390   2.250   1.825     1      713    73.95  20.52   55.90

                                                                  Net
FICO                   Count   Balance    Percent  GWAC   Margin Margin     Age   FICO   LTV     %1H   %3H
=============== ============= =========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============= =========== ======= ======= ======  ======== ====== ===== ======= ====== =====
620 -659                  79  26,846,714   7.88   7.770   2.250    1.825     1    641   72.95   12.02  65.54
660 -699                 301  119,003,318 34.95   7.488   2.250    1.825     1    680   75.25   19.85  59.81
700 -749                 302  117,363,931 34.47   7.337   2.250    1.825     1    722   73.76   23.77  51.29
750 -799                 174  68,316,427  20.06   7.216   2.250    1.825     1    770   73.32   18.70  55.86
800 -819                  19  8,957,249    2.63   6.975   2.250    1.825     1    806   67.11   26.10  35.78
=============== ============= =========== ======= ======= ======  ======== ====== ===== ======= ====== =====
=============== ============= =========== ======= ======= ======  ======== ====== ===== ======= ====== =====
Total:                   875  340,487,638 100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============= =========== ======= ======= ======  ======== ====== ===== ======= ====== =====
=============== ============= =========== ======= ======= ======  ======== ====== ===== ======= ====== =====
nzmin: 620
max: 818
nzwa: 713
stdev: 43
median: 709

                                                                   Net
Property Type           Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
CONDO                      58  17,057,397  5.01   7.530   2.250    1.825     1    725   77.83   29.29  48.75
CONDO HI-RISE               4  1,786,826   0.52   7.938   2.250    1.825     1    692   72.72   0.00   100.00
LEASEHOLD                   1   312,829    0.09   7.625   2.250    1.825     1    683   78.00   0.00   100.00
PUD                       158  65,984,684 19.38   7.371   2.250    1.825     1    716   74.33   18.84  54.17
SINGLE FAMILY             648  253,288,58674.39   7.382   2.250    1.825     1    712   73.62   20.59  56.22
TOWNHOUSE                   6  2,057,316   0.60   7.316   2.250    1.825     1    682   71.15   13.61  86.39
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90

Occupancy Code    Count       Balance    Percent   GWAC   Margin     Net    Age   FICO    LTV    %1H    %3H
                                                                   Margin
NON OWNER           68     19,910,759      5.85    7.631   2.250   1.825     1    716    70.55  35.21   47.86
OWNER OCCUPIED     807    320,576,879     94.15    7.375   2.250   1.825     1    713    74.16  19.61   56.40
Total:             875    340,487,638    100.00    7.390   2.250   1.825     1    713    73.95  20.52   55.90

Purpose                Count   Balance    Percent   GWAC   Margin    Net       Age   FICO    LTV    %1H    %3H
                                                                    Margin
CASHOUT REFI            487  184,180,015    54.09   7.405   2.250    1.825      1     710   71.83  20.88   56.37
PURCHASE                170   69,362,738    20.37   7.303   2.250    1.825      1     728   77.26  20.26   48.76
RATE/TERM REFI          218   86,944,885    25.54   7.427   2.250    1.825      1     707   75.82  19.95   60.60
Total:                  875  340,487,638   100.00   7.390   2.250    1.825      1     713   73.95  20.52   55.90

Documentation          Count  Balance      Percent   GWAC   Margin     Net      Age   FICO    LTV    %1H    %3H
Type                                                                 Margin
FULL DOC                118   39,209,333    11.52    7.264   2.250   1.825       2    729   74.73  17.42   53.69
LIMITED DOC             757  301,278,305    88.48    7.406   2.250   1.825       1    711   73.85  20.92   56.19
Total:                  875  340,487,638   100.00    7.390   2.250   1.825       1    713   73.95  20.52   55.90

Index                  Count  Balance     Percent   GWAC   Margin      Net     Age   FICO    LTV    %1H    %3H
                                                                     Margin
LIBOR                   44   14,182,026     4.17    7.432   2.250     1.825     1    703    73.83  23.37   59.79
MTA                    831  326,305,612    95.83    7.388   2.250     1.825     1    713    73.96  20.39   55.73
Total:                 875  340,487,638   100.00    7.390   2.250     1.825     1    713    73.95  20.52   55.90

                                                                   Net
Gross Margins           Count   Balance   Percent  GWAC   Margin  Margin    Age   FICO   LTV     %1H    %3H
================ ============= ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
2.001 -2.500              875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
================ ============= ========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:    2.250
max:    2.250
wa:     2.250

                                                                 Net
Max Rate        Count         Balance     Percent  GWAC   Margin Margin     Age   FICO   LTV     %1H    %3H
=============== ============= =========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============= =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
9.950 9.995     872 3         339,421,509 99.69   7.390   2.250   1.825     1 1   713   73.96   20.45  55.97
                              1,066,129   0.31    7.408   2.250   1.825           716   72.67   40.68  33.30
=============== ============= =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
=============== ============= =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
Total:          875           340,487,638 100.00  7.390   2.250   1.825      1    713   73.95   20.52  55.90
=============== ============= =========== ======= ======= ======= ======== ====== ===== ======= ====== =====
===== ======================================================================================================
min:  9.950
max:  9.995
wa:   9.950

Months to                                                        Net
Roll                    Count   Balance   Percent  GWAC   Margin Margin     Age   FICO   LTV     %1H   %3H
=============== ============== ========== ======= ======= ====== ========= ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
56                         15  4,448,900   1.31   7.288   2.250    1.825     4    700   74.05   0.00   87.75
57                         58  21,411,216  6.29   7.323   2.250    1.825     3    713   72.67   28.74  49.77
58                        267  107,811,71631.66   7.440   2.250    1.825     2    715   74.07   21.61  53.05
59                        336  134,388,80339.47   7.414   2.250    1.825     1    711   73.97   21.08  57.53
60                        199  72,427,002 21.27   7.296   2.250    1.825     0    714   74.12   16.68  56.97
=============== ============== ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
Total:                    875  340,487,638100.00  7.390   2.250    1.825     1    713   73.95   20.52  55.90
=============== ============== ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
=============== ============== ========== ======= ======= ======  ======== ====== ===== ======= ====== =====
nzmin: 56
max:   60
nzwa:  59

NegAm Limit       Count  Balance     Percent   GWAC   Margin   Net      Age   FICO    LTV    %1H    %3H
                                                               Margin
110%                3    1,418,828     0.42    7.117   2.250   1.825     1    657    68.99  28.08   71.92
115%              872  339,068,810    99.58    7.391   2.250   1.825     1    713    73.97  20.49   55.83
Total:            875  340,487,638   100.00    7.390   2.250   1.825     1    713    73.95  20.52   55.90

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